Exhibit 99.1

PRESS RELEASE

BUSINESS & FINANCIAL EDITORS	STANLEY R. ZAX
FOR IMMEDIATE RELEASE	Chairman and President

ZENITH ANNOUNCES FIRST QUARTER RESULTS

WOODLAND HILLS, CALIFORNIA, April 23, 2007 . . . . . . . . . . . . . . .. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . .
Zenith National Insurance Corp. (NYSE: ZNT) reported net income of $64.5 million, or $1.73 per share, for the first quarter of 2007 compared to net income of $57.5 million, or $1.55 per share, for the first quarter of 2006.  Net income includes realized gains on investments after tax of $3.9 million, or $0.10 per share, in the first quarter of 2007 compared to $1.0 million, or $0.03 per share, in the first quarter of 2006.

Underwriting income from the workers’ compensation segment was $61.4 million and $65.3 million in the three months ended March 31, 2007 and 2006, respectively.

Workers’ compensation reported accident year combined ratios were as follows:

	Three Months Ended March 31,
	2007	2006
Combined Ratio(1)	68.3%	73.6%
Prior Accident Year Favorable Loss Reserve Development	17.6%	13.0%
Current Accident Year Combined Ratio	85.9%	86.6%

(1)                                  See Supplemental Financial Information for a description of combined ratio.

Workers’ compensation net premiums earned decreased 21.8% in the first quarter of 2007 compared to the first quarter of 2006, primarily reflecting the impact of rate decreases in California combined with increased competition.  Workers’ compensation net premiums earned in California decreased 31.4% in the first quarter of 2007 compared to the first quarter of 2006.  Insured payrolls, our best indicator of exposure, increased 1.2% in the first quarter of 2007 compared to the first quarter of 2006, comprised of a 9.1% decrease in California offset by a 9.9% increase outside California.

Consolidated stockholders’ equity at March 31, 2007 was $989.4 million, or $26.71 per share.  Consolidated stockholders’ equity at December 31, 2006 was $940.7 million, or $25.41 per share.  Return on average equity in the quarter ended March 31, 2007 was 25.2% compared to 31.4% in the quarter ended March 31, 2006 and 31.8% in the year ended December 31, 2006.

Commenting on the results, Stanley R. Zax, Chairman & President, said:  “Net income continues to benefit from California and Florida reforms.  Revenues declined primarily due to rate reductions related to loss cost decreases and due to competition.”

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements if accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those discussed.  Forward-looking statements include those related to the plans and objectives of management for future operations, future economic performance, or projections of revenues, income, earnings per share, capital expenditures, dividends, capital structure, or other financial items.  Statements containing words such as expect, anticipate, believe, estimate or similar words that are used in this release or in other written or oral information conveyed by or on behalf of Zenith are intended to identify forward-looking statements.  Zenith undertakes no obligation to update such forward-looking statements, which are subject to a number of risks and uncertainties that could cause actual results to differ materially from those projected.  These risks and uncertainties include, but are not limited to, the following: (1) competition; (2) adverse state and federal legislation and regulation; (3) changes in interest rates causing fluctuations of investment income and fair values of investments; (4) changes in the frequency and severity of claims and catastrophes; (5) adequacy of loss reserves; (6) changing environment for controlling medical, legal and rehabilitation costs, as well as fraud and abuse; (7) losses associated with any terrorist attacks that impact our workers’ compensation business in excess of our reinsurance protection; (8) losses caused by nuclear, biological, chemical or radiological events whether or not there is any applicable reinsurance protection; and (9) other risks detailed herein and from time to time in Zenith’s reports and filings with the Securities and Exchange Commission.

(Selected financial data attached)

ZENITH NATIONAL INSURANCE CORP.
Selected Financial Data (Unaudited)

	Three Months Ended March 31,
(In thousands, except per share and footnotes)	2007	2006
TOTAL REVENUES	$235,526	$280,768

SELECTED INCOME DATA:
Net Investment Income after Tax(1)	23,650	16,528
Realized Gains on Investments after Tax(2)	3,873	1,046
Income from Investments Segment after Tax	27,523	17,574

Net Income	$64,500	$57,500

NET INCOME PER COMMON SHARE(1)(2):
Basic	$1.74	$1.56
Diluted	1.73	1.55

STOCKHOLDERS’ EQUITY:
Stockholders’ Equity	$989,376	$754,251
Stockholders’ Equity per Share	26.71	20.42

NUMBER OF COMMON SHARES:
Outstanding	37,044	36,932
Weighted Average for the Period—Basic	37,035	36,932
Weighted Average for the Period—Diluted	37,244	37,142

(1)                Net investment income after tax for the three months ended March 31, 2007 includes a $4.9 million, or $0.13 per share, cash dividend received from a common stock investment.

(2)                Realized gains on investments were $0.10 per share and $0.03 per share in the first quarter of 2007 and 2006, respectively.

ZENITH NATIONAL INSURANCE CORP.
Selected Financial Data (Unaudited)

	Three Months Ended March 31,
(In thousands)	2007	2006
TOTAL REVENUES:
Net Premiums Earned	$194,082	$254,426
Net Investment Income(1)	35,486	24,732
Realized Gains on Investments	5,958	1,610
	$235,526	$280,768
RESULTS OF OPERATIONS BY SEGMENT(2):
Income from Investments Segment:
Net Investment Income(1)	$35,486	$24,732
Realized Gains on Investments	5,958	1,610
	41,444	26,342
Workers’ Compensation Segment	61,383	65,298
Reinsurance Segment(3)	(150)	6
Parent Segment(4)	(3,055)	(3,287)

Income before Tax	99,622	88,359
Income Tax Expense	35,122	30,859

NET INCOME	$64,500	$57,500

(1)                Net investment income before tax for the three months ended March 31, 2007 includes a $7.3 million cash dividend received from a common stock investment.

(2)                See Supplemental Financial Information for a description of segment results.

(3)                In September 2005, we exited the assumed reinsurance business and we ceased writing and renewing assumed reinsurance contracts.  All contracts fully expired by the end of 2006.  The results of the reinsurance segment in 2007 consist of changes to loss reserve estimates, adjustments to contractual premium and operating expenses.

(4)                Includes interest expense before tax of $1.3 million for each of the three months ended March 31, 2007 and 2006.

ZENITH NATIONAL INSURANCE CORP.
Selected Financial Data (Unaudited)

	Three Months Ended March 31,
(Dollars in thousands)	2007		2006
PROPERTY-CASUALTY INSURANCE OPERATIONS:
Gross Premiums Written(1):
Workers’ Compensation:
California	$114,630	55.2%	$166,956	63.1%
Outside California	92,612	44.6%	96,316	36.4%
Total Workers’ Compensation	207,242	99.8%	263,272	99.5%
Reinsurance(3)	311	0.2%	1,453	0.5%
	207,553	100.0%	264,725	100.0%
Net Premiums Written(1):
Workers’ Compensation:
California	109,769	55.1%	160,096	63.0%
Outside California	88,967	44.7%	92,712	36.4%
Total Workers’ Compensation	198,736	99.8%	252,808	99.4%
Reinsurance(3)	333	0.2%	1,479	0.6%
	199,069	100.0%	254,287	100.0%
Net Premiums Earned:
Workers’ Compensation:
California	109,965	56.6%	160,347	63.0%
Outside California	83,784	43.2%	87,275	34.3%
Total Workers’ Compensation	193,749	99.8%	247,622	97.3%
Reinsurance(3)	333	0.2%	6,804	2.7%
	194,082	100.0%	254,426	100.0%
Income (Loss) before Tax/Combined Ratio of(1):
Workers’ Compensation(2)	61,383	68.3%	65,298	73.6%
Reinsurance(3)	(150)	145.0%	6	99.9%

COMBINED LOSS AND EXPENSE RATIOS(1):
Workers’ Compensation:
Loss and Loss Adjustment Expenses(2)		33.5%		43.9%
Underwriting and Other Operating Expenses		34.8%		29.7%
Combined Ratio		68.3%		73.6%
Reinsurance(3):
Loss and Loss Adjustment Expenses		112.0%		84.0%
Underwriting and Other Operating Expenses		33.0%		15.9%
Combined Ratio		145.0%		99.9%

(1)                See Supplemental Financial Information for a description of segment results, “Combined Ratio” and “Premiums Written.”

(2)                Includes favorable prior accident year loss reserve development of $34.2 million (17.6% of workers’ compensation earned premium) in the three months ended March 31, 2007 and $32.3 million (13.0% of workers’ compensation earned premium) for the comparable period in 2006.

(3)                In September 2005, we exited the assumed reinsurance business and we ceased writing and renewing assumed reinsurance contracts.  All contracts fully expired by the end of 2006.  The results of the reinsurance segment in 2007 consist of changes to loss reserve estimates, adjustments to contractual premium and operating expenses.

ZENITH NATIONAL INSURANCE CORP.
Supplemental Financial Information (Unaudited)

HOW WE REPORT ON OUR RESULTS

Our business is comprised of the following segments: investments; workers’ compensation; reinsurance; and parent.  In September 2005, we exited from the reinsurance segment.  Results of the investments segment include investment income and realized gains and losses on investments and we do not allocate investment income to our workers’ compensation and reinsurance segments.  Income (loss) before tax from the workers’ compensation and reinsurance segments is determined by deducting loss and loss adjustment expenses incurred and underwriting and other operating expenses incurred from net premiums earned (this result is also known as underwriting income or loss).  The parent segment loss includes interest expense and the general operating expenses of the holding company, Zenith National Insurance Corp.

Combined Ratio

The combined ratio, expressed as a percentage, is a key measurement of profitability traditionally used in the property-casualty insurance business.  The ratios discussed in this press release are calculated using GAAP financial results (defined as accounting principles generally accepted in the United States of America).  The combined ratio is the sum of the loss and loss adjustment expense ratio and the underwriting and other operating expense ratio.  The loss and loss adjustment expense ratio is the percentage of net incurred loss and loss adjustment expenses to net premiums earned.  The underwriting and other operating expense ratio is the percentage of underwriting and other operating expenses to net premiums earned.

NON-GAAP MEASURES

In addition to the financial measures presented in the consolidated financial statements prepared in accordance with GAAP, we also use certain non-GAAP financial measures to analyze and report our financial results.  Management believes that these non-GAAP measures, when used in conjunction with the consolidated financial statements, can aid in understanding our financial condition and results of operations.  These non-GAAP measures are not a substitute for GAAP measures, and where these measures are described we provide information that reconciles the non-GAAP measures to the GAAP measures reported in our consolidated financial statements.

Net Cash Flow From the Workers’ Compensation Business

Net cash flow from our workers’ compensation business is a non-GAAP financial measure that represents the net cash flow generated by deducting from workers’ compensation premiums collected during the period the amount of workers’ compensation loss and loss adjustment expenses paid and workers’ compensation underwriting and other operating expenses paid during the applicable period.  We provide this measure to assist in understanding the change in the net cash provided by operating activities in the periods presented, given that we exited the reinsurance business in 2005.  Net cash flow from the workers’ compensation business does not include the following: premiums collected, losses paid and underwriting and other operating expenses paid in the reinsurance business; investment income received; interest and other expenses paid by our parent company; and income taxes paid, all of which are included in net cash provided by operating activities, the most comparable GAAP financial measure of net cash flow.  The following table provides a reconciliation of the net cash flow from our workers’ compensation business to the net cash provided by operating activities:

	Three Months Ended March 31,
(In thousands)	2007	2006
Net Cash Flow From Workers’ Compensation Business	$37,007	$92,680
Net Cash Used in Reinsurance Business	(11,515)	(15,450)
Investment Income Received	28,377	15,004
Interest and Other Expenses Paid by Parent	(4,063)	(2,978)
Income Taxes Paid	(14,384)	(2,683)
Net Cash Provided by Operating Activities	$35,422	$86,573

ZENITH NATIONAL INSURANCE CORP.
Supplemental Financial Information (Unaudited)

Premiums Written

Gross premiums written is a non-GAAP financial measure representing the amount of premiums we have billed to our policyholders in the applicable period.  It is indicative of the amount of cash premium before commission expense that we expect to receive from our policies for the applicable period.  Net premiums written represent the amount of premiums we have billed to our policyholders in the applicable period less the cost of any reinsurance ceded.  Net premiums earned, the most comparable GAAP measure, represents the portion of premiums written that is recognized as earned in the financial statements for the periods presented.  Premiums are earned on a pro-rata basis over the term of the policies or reinsurance contracts.  The following table provides a reconciliation of gross premiums written and net premiums written to net premiums earned:

	Three Months Ended March 31,
(In thousands)	2007	2006
Workers’ Compensation:
Gross Premiums Written	$207,242	$263,272
Ceded Premiums	(8,506)	(10,464)

Net Premiums Written	198,736	252,808
Change in Unearned Premiums, Net of Reinsurance	(4,987)	(5,186)

Net Premiums Earned	$193,749	$247,622

Reinsurance:
Gross Premiums Written	$311	$1,453
Ceded Premiums Refunded	22	26

Net Premiums Written	333	1,479
Change in Unearned Premiums, Net of Reinsurance		5,325

Net Premiums Earned	$333	$6,804